Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Y. Tristan Kuo	Mr. Crocker Coulson
CFO	President
China Biologic Products, Inc.	CCG Investor Relations
Tel: +86-538-6202206	Tel: +1-646-213-1915 (NY office)
Email: IR@chinabiologic.com	Email: crocker.coulson@ccgir.com
www.chinabiologic.com	www.ccgirasia.com

For Immediate Release

China Biologic Products Enters into Short-term Loan Agreement

Taian City, Shandong Province, PRC – January 13, 2009 – China Biologic Products, Inc. (CBPO.OB) ("China Biologic" or the "Company"), one of the leading plasma-based pharmaceutical companies in the People's Republic of China ("PRC"), today announced that Shandong Taibang Biological Products Co., Ltd. ("Taibang"), a Chinese subsidiary of the Company, entered into a short term bank loan ("the Loan Agreement") with the Bank of China ("the Bank") on January 8, 2009.

Pursuant to the Loan Agreement, the Bank loaned Taibang RMB 40 million (approximately $5.8 million) (the "Loan"). The Loan has an annual interest rate of 5.31% on all outstanding principal and is due and payable in full on January 7, 2010 (the "Maturity Date"). The Loan is to be used solely for the purpose of funding the purchase of raw materials. Taibang is obligated under the Loan Agreement to pay the interest quarterly and repay the principal and any remaining interest in full on the Maturity Date.

"We are pleased to secure this loan with the Bank of China at a very reasonable interest rate," said Mr. Chao Ming Zhao, CEO of China Biologic Products. "This loan will help to support our necessary working capital requirements to fund the purchase of raw materials, helping us to achieve our growth objectives."

About China Biologic Products, Inc.

Through its indirect majority-owned subsidiary Shandong Taibang Biological Products Co. Ltd. ("Shandong Taibang"), China Biologic Products, Inc., a Delaware corporation (the "Company"), is principally engaged in the research, development, production and manufacturing and sale of plasma-based biopharmaceutical products to hospitals and other health care facilities in China. The Company's human albumin products are mainly used to increase blood volume and its immunoglobulin products are used for the treatment and prevention of diseases.

Safe Harbor Statement

This release may contain certain "forward-looking statements" relating to the business of China Biologic Products, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements," including statements regarding: the significance of the loan agreement with the Bank of China on the Company's ability to increase its overall production capacity, revenues and market share; the ability of the Company to achieve its commercial objectives; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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